Exhibit 99.2

Contact:

Infinity Pharmaceuticals, Inc.

Jaren Irene Madden, 617-453-1336

Jaren.Madden@infi.com

http://www.infi.com

INFINITY ANNOUNCES PRICING OF SECONDARY OFFERING OF COMMON STOCK

CAMBRIDGE, Mass – April 11, 2013 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced the pricing of an underwritten public offering of its common stock by existing shareholders Beacon Company and Rosebay Medical Company L.P., including shares that were transferred to Beacon and Rosebay by Purdue Pharma L.P., an associated company of Beacon and Rosebay, at a public offering price of $40.00 per share. The aggregate size of the offering is 10,000,000 shares, with 5,000,000 shares of common stock offered by Beacon, and 5,000,000 shares of common stock offered by Rosebay. The selling shareholders have also granted the underwriters an option for 30 days to purchase from the selling shareholders up to an additional 1,416,565 shares to cover over-allotments, if any. Assuming closing of this offering and assuming that the over-allotment option is not exercised, Beacon, Rosebay and Purdue collectively own an aggregate of 2.96% of Infinity’s outstanding common stock. The offering is expected to close on or about April 16, 2013, subject to the satisfaction of customary closing conditions. Infinity will not sell any shares or receive any proceeds from the offering, and the total number of shares of its outstanding common stock will not change as a result of the offering.

The joint book-running managers for the proposed offering are Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC.

A shelf registration statement (including a prospectus and preliminary prospectus supplement) relating to the offering of the shares of common stock has previously been filed with the Securities and Exchange Commission and has become effective. Before investing, you should read the prospectus, the preliminary prospectus supplement, the final prospectus supplement, when filed, and other documents filed by the Company with the Securities and Exchange Commission for information about the Company and the offering. Copies of the prospectus and related preliminary prospectus supplement and final prospectus supplement, when filed, relating to this offering may be obtained free of charge by visiting the Securities and Exchange Commission’s website at www.sec.gov, or by contacting:

Morgan Stanley & Co. LLC	J.P. Morgan Securities LLC

Attn: Prospectus Department	c/o Broadridge Financial Solutions

180 Varick Street, 2nd Floor	1155 Long Island Avenue

New York, NY 10014	Edgewood, NY 11717

Phone: 866-718-1649	Phone: 866-803-9204

Email: prospectus@morganstanley.com

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative drug discovery and development company seeking to discover, develop and deliver to patients best-in-class medicines for diseases with significant unmet need. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. Infinity’s programs focused on the inhibition of phosphoinositide-3-kinase and heat shock protein 90 are evidence of its innovative approach to drug discovery and development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements include statements regarding Infinity’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this press release include, without limitation, statements regarding the completion of the offering. Important factors could cause actual results to differ materially from these forward-looking statements, including market conditions as well as risks and uncertainties associated with Infinity’s business, including those risks and uncertainties described in “Risk Factors” in Infinity’s preliminary prospectus supplement and in “Risk Factors” and elsewhere in Infinity’s annual report on Form 10-K for the year ended December 31, 2012, each of which has been filed with the SEC, as well as in other filings that Infinity periodically makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity anticipates that subsequent events and developments will cause its views to change. While Infinity may elect to update these forward-looking statements at some point in the future, Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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